EXHIBIT 99.01

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Rendition Networks, Inc.

Redmond, Washington

We have audited the accompanying balance sheets of Rendition Networks, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholders’ equity and cash flows for each of the years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rendition Networks Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California

February 3, 2005

Rendition Networks, Inc.

Balance Sheets

	December 31, 2004	December 31, 2003
Assets
Current Assets:
Cash and cash equivalents	$6,619,545	$4,545,012
Accounts receivable, net	1,661,832	77,435
Prepaid expenses	9,730	28,042

Total current assets	8,291,107	4,650,489

Property and equipment, net	362,108	367,469

Other Assets:
Software development costs, net	59,954	199,845
Other assets	17,833	15,833

Total other assets	77,787	215,678

Total Assets	$8,731,002	$5,233,636

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$311,853	$70,223
Accrued bonus compensation	1,475,000	—
Accrued expenses	835,351	286,743
Deferred revenue	2,234,629	261,399

Total current liabilities	4,856,833	618,365

Total liabilities	4,856,833	618,365

Commitments and contingencies

Stockholders’ Equity:
Series A convertible preferred stock	1,799	1,799
Series B convertible preferred stock	2,184	2,184
Series C convertible preferred stock	34,963	—
Common stock	11,712	3,613
Additional paid-in capital	53,334,817	35,897,155
Deferred compensation	(884,968)	—
Accumulated deficit	(48,626,338)	(31,289,480)

Total stockholders’ equity	3,874,169	4,615,271

Total Liabilities and Stockholders’ Equity	$8,731,002	$5,233,636

See accompanying notes to financial statements.

Rendition Networks, Inc.

Statements of Operations

	For the Years Ended December 31,
	2004	2003
Revenue	$1,841,182	$113,356

Operating Expenses:

Cost of revenue	100,623	92,706
Research and development	2,002,774	1,704,467
Selling, general and administrative expenses	11,061,209	2,241,455

Total Operating Expenses	13,164,606	4,038,628

Operating (Loss)	(11,323,424)	(3,925,272)

Other Income (Expense):
Interest income	36,113	52,366
Interest expense	—	(964)
Other expense, net	(52,974)	(6,631)

Other income (expense)	(16,861)	44,771

Loss before income taxes	(11,340,285)	(3,880,501)

Provision for income taxes	—	—

Net loss	$(11,340,285)	$(3,880,501)

Preferred dividend	5,996,573	—

Net loss attributable to common stockholders	$(17,336,858)	$(3,880,501)

Basic and diluted loss per share	$(2.49)	$(1.05)

Basic and diluted loss per share attributable to common stockholders	$(3.80)	$(1.05)

Weighted average shares outstanding - basic and diluted	4,563,357	3,705,266

See accompanying notes to financial statements.

Rendition Networks, Inc.

Statements of Shareholders Equity

	Series C Convertible Preferred		Series B Convertible Preferred		Series A Convertible Preferred		Common Stock		Additional Paid in Cap	Deferred Compensation	Accumulated Deficit	Total
	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value
Balance, January 1, 2003	—	$—	2,184,163	$2,184	1,799,365	$1,799	3,599,361	$3,599	$35,891,031	$—	$(27,408,979)	$8,489,634

Issuance of common stock upon exercise of options							14,263	14	2,125			2,139
Vesting of non-employee stock options									3,999			3,999
Net loss											(3,880,501)	(3,880,501)

Balance, December 31, 2003	—	$—	2,184,163	$2,184	1,799,365	$1,799	3,613,624	$3,613	$35,897,155	$—	$(31,289,480)	$4,615,271

Issuance of Series C convertible preferred stock	34,963,285	$34,963							$5,961,610			$5,996,573
Issue costs related to Series C convertible preferred stock									(35,000)			(35,000)
Beneficial conversion and dividend from Series C convertible preferred									5,996,573		$(5,996,573)	—
Compensation expense relating to key employee stock grants									3,280,007			3,280,007
Compensation expense relating to option grant to Chairman									586,159			586,159
Issuance of common stock to executives							6,833,348	$6,833	129,834			136,667
Issuance of common stock upon exercise of options							1,266,209	1,266	29,640			30,906
Vesting of non-employee stock options									21,653			21,653
Compensation expense relating to employee stock option grants									1,467,186	(884,968)		582,218
Net loss											(11,340,285)	(11,340,285)

Balance, December 31, 2004	34,963,285	$34,963	2,184,163	$2,184	1,799,365	$1,799	11,713,181	$11,712	$53,334,817	$(884,968)	$(48,626,338)	$3,874,169

See accompanying notes to financial statements.

Rendition Networks, Inc.

Statements of Cash Flow

	For the Years Ended December 31,
	2004	2003
Cash Flows from Operating Activities:
Net loss	$(11,340,285)	$(3,880,501)
Adjustments to reconcile change in net loss to net cash used by operating activities:
Depreciation and amortization	245,887	247,381
Impairment loss of capitalized software costs	39,969	164,901
Stock-based compensation expense	4,606,704	3,999
Changes in assets and liabilities:
Accounts receivable	(1,584,397)	(77,435)
Prepaid expenses and other assets	16,312	6,758
Accounts payable	241,630	53,177
Accrued liabilities and accrued expenses	2,023,608	145,877
Deferred revenue	1,973,230	261,399

Net Cash Used in Operating Activities	(3,777,342)	(3,074,444)

Cash Flows from Investing Activities:
Purchase of property and equipment	(140,604)	(124,340)
Software development costs	—	(442,385)

Net Cash Used in Investing Activities	(140,604)	(566,725)

Cash Flows from Financing Activities:
Proceeds from issuance of Series C Convertible Preferred stock	5,996,573	—
Payment of offering costs for Series C Convertible Preferred stock	(35,000)	—
Payment of capital lease obligations	—	(56,544)
Proceeds from exercise of stock options	30,906	2,139

Net Cash and Cash Equivalents Provided by (Used in) Financing Activities	5,992,479	(54,405)

Net Change in Cash and Cash Equivalents	2,074,533	(3,695,574)
Cash and Cash Equivalents Balance, Beginning of Year	4,545,012	8,240,586

Cash and Cash Equivalents Balance, End of Year	$6,619,545	$4,545,012

Cash paid for:
Interest	$—	$964
Income tax	$—	$—

Supplementary Cash Flow Information:
Non-cash Investing and Financing Activities:
Embedded beneficial conversion feature on Series C Convertible Preferred Stock	$5,996,573	$—
Dividend on Series C Convertible Preferred Stock resulted from beneficial conversion feature	$(5,996,573)	$—

See accompanying notes to financial statements.

Renditions Networks, Inc.

Notes to Financial Statements

Note 1 - Organization and Summary of Significant Accounting Policies

Organization – Rendition Networks, Inc. (the “Company”) was incorporated in the State of Delaware in 1998 under the name of imandi.com, inc. In 2001, the company changed its name to Rendition Networks, Inc. The Company develops software for automating common and repetitive tasks within information-technology operations.

In 2003, the Company was considered to be a development stage enterprise. The year 2004 is the first year during which it is considered an operating company due to the Company’s ability to generate significant revenue from planned principal operations.

Company Reorganization - In December 2004, the Company entered into an agreement and plan of reorganization with Opsware, Inc. and Opsware, Inc.’s wholly-owned subsidiaries, RN1 Acquisition Corporation and RN2 Acquisition, LLC. Pursuant to the agreement and plan of reorganization, RN1 Acquisition Corporation has agreed to acquire the Company by means of a statutory reverse-triangular merger with and into the Company, with the Company to be the surviving corporation, immediately followed by a statutory forward-triangular merger of the Company with and into RN2 Acquisition, LLC, with RN2 Acquisition, LLC being the surviving entity of the second merger. At completion of the second merger in February 2005, the Company stockholders received total proceeds of $15,000,000 cash and 2,635,432 common stock shares of Opsware Inc., representing a total value of approximately $33,000,000.

As part of this transaction, the Company agreed to pay a cash dividend to its Series B and Series C Preferred stockholders, computed at closing on February 3, 2005. Additionally, the Company agreed to pay employee bonuses of $1.2 million and severance cost of approximately $100,000 to the chief executive officer. The transaction was completed on February 3, 2005. (See Note 7—Subsequent Events for additional transaction information).

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash, Cash Equivalents and Short-term Investments - The Company considers all highly liquid investment securities with a maturity of three months or less to be cash equivalents.

Concentrations of Credit Risk – Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash, cash equivalents and accounts receivable. The Company places all of its cash and cash equivalents with high-credit quality issuers. Carrying amounts of financial instruments held by the Company, which include cash and cash equivalents, approximate fair value due to their short duration. Cash held in financial institutions exceeds federally insured limits.

Comprehensive Net Loss – The Company did not have any other comprehensive loss for the year ended December 31, 2004 and 2003. Accordingly, a statement of comprehensive loss has not been presented.

Revenue Recognition - The Company generates revenue from the sale of software licenses and services, including maintenance and support agreements. Software revenue is recognized in accordance with the American Institute of Certified Public Accountants’, or AICPA, Statement of Position, or SOP, No. 97-2, “Software Revenue Recognition,” as amended by SOP No. 98-4, “Deferral of the Effective Date of SOP 97-2, ‘Software Revenue Recognition,’” and SOP No. 98-9, “Modification of SOP 97-2 with Respect to Certain Transactions,” Emerging Issues Task Force (EITF) 00-21, “Revenue Arrangements with Multiple Deliverables”, and SEC Staff Accounting Bulletin No. 104 “Revenue Recognition”. For each transaction, the Company determines whether evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collection is probable. If any of these criteria are not met, revenue recognition is deferred until such time as all criteria are met. If collectibility is not considered probable, revenue is recognized when the fee is collected.

License revenue is comprised of fees for a perpetual license, which is derived from agreements with customers. The Company recognizes revenues from sales of software products upon shipment, provided evidence of an arrangement exists, collection is determined to be probable and the Company’s product has been delivered according to specification. Agreements may contain multiple elements, which consists of perpetual software license and maintenance contract, which includes upgrades and enhancements, products deliverable on a when and if available basis and post contract support. Revenue from software license agreements is recognized upon delivery of the software when the Company establishes vendor specific objective evidence of fair value for maintenance contracts provided that all the criteria for revenue recognition under SOP 97-2 have been met. Deferred revenue is recorded for maintenance contracts, which is paid for in addition to license fees, and is recognized over the support period. Vendor specific objective evidence of fair value for maintenance is determined by reference to the price the customer will pay when maintenance is sold separately, or the price determined by management having relevant authority when an element is not yet sold separately. The price established by management for the element not yet sold separately will not change prior to separate introduction of that element into the marketplace. Customers that enter into maintenance contracts generally have the ability to renew those contracts at the same rate as the original agreement. Maintenance contracts are generally one year in duration.

If the Company has received cash from a customer but not met the criteria for revenue recognition, the amounts received are recorded as deferred revenue. Revenue is then recognized upon meeting the criteria

Major Customers - Two customers accounted for 21% of total revenues for the year ended December 31, 2004. Three customers accounted for 58% of total revenues for the year ended December 31, 2003.

Fair Value – The carrying amount of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their relatively short maturities.

Accounts Receivable - Receivables are stated at the amount management expects to collect from balances outstanding at year-end. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, allowance for doubtful accounts were not necessary for the years ended December 31, 2004 and 2003.

Net Loss Per Share - The Company calculates net loss per share in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings per Share. Basic net loss per share is based on the weighted average number of common shares outstanding during the period. Diluted net loss per share also gives effect to all potential dilutive common shares outstanding during the period, such as convertible debt, options and warrants, if dilutive. For December 31, 2004 and 2003, 644,425 and 227,856 common share equivalents, which included options and warrants, respectively, were excluded from shares used to calculate diluted loss per share, as the effect would be anti-dilutive.

Accounting for Stock Based Compensation - The Company accounts for grants of stock options and stock purchase rights to employees, directors, consultants and advisors in accordance with Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123). The Company has elected to continue to use the intrinsic value based method of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, as allowed under SFAS 123, to account for its employee and non-employee director stock-based compensation plan. The Company complies with the disclosure provisions of SFAS 123.

Property and Equipment - Property and equipment, which consists primarily of computer equipment, software, furniture and fixtures and leasehold improvements are stated at cost and depreciated on a straight-line basis over its estimated useful life. Estimated useful lives for computer equipment and software, furniture and fixtures, and leasehold improvements are 3 years, 7 years and 10 years, respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized.

Impairment of Long-Lived Assets - The Company reviews the carrying value of long-lived assets, including property and equipment to determine whether there are any indications of impairment. According to its accounting policy, when such indicators are present, if the undiscounted cash flows expected to be generated from its customers is less than the carrying value of its long-lived assets, the Company then compares the estimated discounted future net cash flows to be generated from its customers to the carrying value of the long-lived assets to determine any impairment charges. The Company reduces the carrying value of the long-lived assets if the carrying value of the long-lived assets is greater than the estimated discounted future net cash flow.

Advertising Expenses - All advertising costs are expensed as incurred. Advertising costs were approximately $40,000 for the year ended December 31, 2004 and $0 for the year ended December 31, 2003.

Research and Development – Research and development expenditures are charged to operations as incurred.

Software Development Costs – Software development costs are accounted for in accordance with Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed” (SFAS 86). Under SFAS 86, capitalization of software development costs begins upon the establishment of technological feasibility, subject to the net realizable value considerations. The costs capitalized include the coding and testing of the product after the technological feasibility has been established and ends upon the release of the product. The capitalized costs are amortized to cost of sales on a straight-line basis over the estimated useful life of the product, generally two to three years. During 2003, the Company reached technological feasibility of its product and capitalized software development costs of $442,385. No additional costs were capitalized in 2004. Amortization of capitalized software development costs for the years ended December 31, 2004 and 2003 was $99,922 and $77,639, respectively. The Company recorded impairment losses of $39,969 and $164,901 of software development costs for the years ended December 31, 2004 and 2003, respectively, due to new product and feature releases of the software that replaced the technology of an earlier version.

Income Taxes – Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their financial statement reported amounts and for tax loss and credit carryforwards. A valuation allowance is provided against deferred tax assets when it is determined to be more likely than not that the deferred tax asset will not be realized.

Recent Accounting Pronouncements - In May 2003, the FASB issued SFAS No. 150 Accounting for Financial Instruments with the Characteristics of Both Liabilities and Equities. SFAS No. 150 establishes standards regarding the manner in which an issuer classifies and measures certain types of financial instruments having characteristics of both liabilities and equity. Pursuant to SFAS No. 150, such freestanding financial instruments (i.e., those entered into separately from an entity’s other financial instruments or equity transactions or that are legally detachable and separately exercisable) must be classified as liabilities or, in some cases, assets. In addition, SFAS No. 150 requires that financial instruments containing obligations to repurchase the issuing entity’s equity shares and, under certain circumstances, obligations that are settled by delivery of the issuer’s shares be classified as liabilities. Certain aspects of SFAS No. 150 have been deferred; however, the Statement is effective for financial instruments entered into or modified after May 31, 2003 and for other instruments at the beginning of the first interim period beginning after June 15, 2003. The Company does not currently have any financial instruments that have been impacted by SFAS No. 150. The adoption of SFAS No. 150 did not have a material impact on the Company’s financial position or results of operations.

In November 2004, the FASB issued Statement No. 151, Inventory Costs—an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ..” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The Company does not carry inventory and is not subject to this Statement.

In December 2004, the FASB issued Statement No. 152, Accounting for Real Estate Time-Sharing Transactions—an amendment of FASB Statements No. 66 and 67. This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. The Company does not have real estate which is subject to this Statement.

In December 2004, the FASB issued Statement No. 153 “Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29” This Statement amends Opinion 29, Accounting for Nonmonetary Transactions, which provided based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement was issued to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company does not have any such assets subject to this statement.

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. The consolidation requirements of FIN 46 were initially to apply to variable interest entities created after January 31, 2003. The consolidation requirements were initially to apply to transactions entered into prior to February 1, 2003 in the first fiscal year or interim period beginning after June 15, 2003.

In December 2003, the FASB revised FASB Interpretation No. 46 (FIN 46R) which is effective for entities being evaluated under FIN 46(R) for consolidation no later than the end of the first reporting period that ends after March 15,2004. the Company does not currently have any variable interest entities that will be impacted by adoption of FIN 46(R).

In December 2004, the FASB issued SFAS No.123 (revised 2004), “Share-Based Payment”. Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. The Company has not yet determined the impact of SFAS 123R on its financial statements.

In December 2004 the Financial Accounting Standards Board issued two FASB Staff Positions – FSP FAS 109-1, Application of FASB Statement 109 “Accounting for Income Taxes” to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

Note 2 - Property and Equipment

Property and equipment consist of the following at December 31:

	2004	2003
Computer equipment	$715,518	$598,048
Software	329,144	307,832
Furniture and fixtures	24,304	23,237
Leasehold improvements	67,709	66,954

	1,136,675	996,071
Less: Accumulated depreciation and amortization	(774,567)	(628,602)

	$362,108	$367,469

Depreciation and amortization expense amounted to $145,965 and $169,742 for the years ended December 31, 2004 and 2003, respectively.

Note 3 – Stockholders’ Equity

STOCK SPLIT

In August 2004, the Board of Directors declared a three to one reverse stock split whereby every three shares of common stock were combined and exchanged into one share of common stock and every three shares of preferred stock were combined and exchanged into one share of preferred stock. All share and per share information included in these financial statements has been restated retroactively to reflect this reverse stock split.

SHARES OUTSTANDING

The following is a summary of convertible preferred and common stock shares outstanding as of:

December 31, 2004:

	Par Value	Number of Shares		Outstanding
	Per Share	Authorized	Issued
Convertible Preferred Stock:
Series A	$0.001	1,799,365	1,799,365	1,799,365
Series B	0.001	2,305,818	2,184,163	2,184,163
Series C	0.001	36,700,000	34,963,285	34,963,285

Common Stock	$0.001	75,000,000	11,713,181	11,713,181

December 31, 2003:

	Par Value	Number of Shares		Outstanding
	Per Share	Authorized	Issued
Convertible Preferred Stock:
Series A	$0.001	1,799,365	1,799,365	1,799,365
Series B	0.001	2,305,818	2,184,163	2,184,163

Common Stock	$0.001	15,287,880	3,613,624	3,613,624

CONVERTIBLE PREFERRED STOCK

In 1999, the Company completed a private offering of 1,799,365 shares of Series A Convertible Preferred Stock for $14.7 million. There was no beneficial conversion feature related to the Series A Convertible Preferred Stock.

In 2000, the Company completed a private offering of 2,184,163 shares of Series B Convertible Preferred Stock for $20.1 million. There was no beneficial conversion feature related to the Series B Convertible Preferred Stock.

In 2004, the Company completed a private offering of 34,963,285 shares of Series C Convertible Preferred Stock. The proceeds to the Company were for approximately $5.9 million, net of $35,000 of offering costs. The gross proceeds of the Series C were allocated to the equity instrument. Then the Company computed the beneficial conversion feature embedded in the equity instrument using the effective conversion price in accordance with EITF 98-5 and 00-27. The Company recorded a discount of $5,996,573 for the valuation of the conversion feature measured by allocating the proceeds equal to the intrinsic value of the beneficial conversion feature to preferred stock discount and additional paid-in capital. The discount on the Series C Convertible Preferred Stock of $5,996,573 was recorded as a dividend in 2004. In circumstances when the intrinsic value exceeds the proceeds received from the financial instrument, the discount is limited to the amount of the proceeds received through the issuance of the convertible instrument. Additional intrinsic value of $11,485,440 in excess of the proceeds from Series C Convertible Preferred Stock was not recorded as a beneficial conversion feature.

Preferred Series A shares are convertible into 2.83913 shares of common stock and have a liquidation preference of $1.40697 per share. Preferred Series B shares are convertible into 2.83913 shares of common stock and have a liquidation preference of $1.58796 per share. Preferred Series C shares are convertible into 1.0 shares of common stock and have a liquidation preference of $0.17151 per share.

Holders of Series A, Series B, and Series C Convertible Preferred Stock are entitled to receive dividends, when and if declared by the Board, and shall have preference to dividends on common stock. Any dividends declared shall be non-cumulative. The Board did not declare any dividends until February 2005 (see Note 7 – Subsequent Events).

WARRANT

In June 2000, for consideration of their supplier agreement with Digital City, Inc., the Company granted a warrant to acquire 121,655 shares of Series B at a price of $3.077 per share. The warrant has a 7 year term and is exercisable at date of grant. The fair value for this warrant, computed using a Black-Scholes model with an interest rate of 3.9%, volatility of 100%, zero dividends and expected term of three years, is estimated to be $7,300 and $1,500 as of December 31, 2004 and 2003, respectively. In January 2005, the Company settled the outstanding warrant for $41,000 to be payable in cash and is recorded as an accrued liability at December 31, 2004. The warrants were subsequently cancelled.

Note 4 - Stock Options and Warrants

The Company’s 1998 Stock Option Plan provides for the grant to employees, directors, consultants and advisors options to purchase shares of the Company’s common stock. A total of 12,068,603 shares of Common Stock are authorized for issuance under the Plan. The exercise prices of options are determined by the Board of Directors. Options issued generally vest over a one to four-year period and expire 10 years from the date of grant.

Information regarding activity of the option plan is summarized below:

	2004		2003
	Option Plan Shares	Weighted Avg. Exercise Price	Option Plan Shares	Weighted Avg. Exercise Price
Outstanding at beginning of period	960,652	$0.30	570,968	$0.40
Granted	10,855,331	0.03	440,048	0.15
Exercised	(8,090,252)	0.02	(14,263)	0.15
Canceled or expired	(104,838)	0.18	(36,101)	0.20

Outstanding at end of period	3,620,893	$0.12	960,652	$0.30

The following table summarizes information about fixed-price options outstanding at December 31, 2004:

Exercise prices	Number outstanding at 12/31/2004	Weighted-average remaining contractual life	Weighted average exercise price	Number exercisable at 12/31/2004	Weighted- average exercise price
$0.02	2,212,953	9.7 years	$0.02	33,607	$0.02
0.15 – 0.30	1,253,195	8.9 years	$0.18	289,025	$0.16
0.90 – 1.20	154,745	5.5 years	$1.05	154,745	$1.05

Total	3,620,893	9.2 years	$0.12	477,377	$0.44

The following table summarizes information about fixed-price options outstanding at December 31, 2003:

Exercise prices	Number outstanding at 12/31/2003	Weighted-average remaining contractual life	Weighted average exercise price	Number exercisable at 12/31/2003	Weighted- average exercise price
0.15 – 0.30	803,240	9.2 years	$0.15	194,096	$0.16
0.90 – 1.20	157,412	6.5 years	$1.05	157,264	$1.05

Total	960,652	8.7 years	$0.30	351,360	$0.55

The Company has elected to account for stock-based compensation using the intrinsic value method prescribed in APB 25. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company’s stock at the date of grant over the exercise price to be paid to acquire the stock.

During 2003, the Company granted to employees 440,048 options with exercise price equal to fair value. Therefore, the Company did not record any compensation cost related to this stock option grant.

During 2004, the Company granted to employees 2,800,819 options with exercise price below fair value. The Company recorded deferred compensation of $1,467,186 which represents the intrinsic value of the difference between the fair value and the exercise price of stock options granted and $582,218 was recorded as compensation costs for 2004. These option grants indirectly modified earlier option grants due to vesting periods starting before grant date. In accordance with APB Opinion No. 25 and FIN 44, the Company accounted for those earlier option grants under variable plan accounting as of the modification date.

In September 2004, two executives were granted common stock awards of 6,833,348 shares. The Company recorded $3,416,674 of stock-based compensation expense as determined using the intrinsic value method of the difference between the award price, effectively $0.00 and the fair value of common stock of $0.50. The two executives exercised the awards in 2004.

In September 2004, the Chairman of the Board of the Company was granted 1,221,164 shares of stock options in his capacity as the Chairman, with an exercise price below fair value. The Company recorded stock-based compensation expense of $586,159 as determined using the intrinsic value method of the difference between the exercise price and the fair value of common stock. Immediately subsequent to issuance, the Chairman exercised the entire grant of stock options for net proceeds of $24,423.

The Company uses the fair value method for equity instruments granted to non-employees and uses the Black Scholes model for measuring the fair value. The stock based fair value compensation is determined as of the date of the grant and is recognized over the periods in which the related services are rendered. Total stock based compensation expense for non-employees was $21,653 in 2004 and $3,999 in 2003.

If compensation cost for the Company’s stock-based compensation plans had been determined consistent with the fair value based provisions of SFAS 123, the Company’s net loss and net loss per share would have been as follows for the year ended December 31:

	2004	2003
Net loss as reported	$(11,340,285)	$(3,880,501)
Add: Stock-based compensation expense included in reported results of operations, net of related tax effects	603,871	3,999
Deduct: Total stock-based compensation expense determined under fair-value-based method for all awards, net of related tax effects	(737,391)	(34,144)

Pro forma net loss	$(11,473,805)	$(3,910,646)

Pro forma net loss attributable to common stockholders	$(17,470,378)	$(3,910,646)

Basic and diluted net loss per share attributable to stockholders:
As reported	$(2.49)	$(1.05)
Pro forma	$(2.51)	$(1.06)
Basic and diluted net loss per share attributable to common stockholders:
As reported	$(3.80)	$(1.05)
Pro forma	$(3.83)	$(1.06)

The pro forma information shown above has been computed using the following assumptions:

The fair value of each option grant is estimated on the date of grant (measurement date) using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the applicable periods: risk-free interest rate of 3.6% for 2004, 3.27 for 2003; an expected life of 5.0 years for 2004 and 2003; expected volatility of 100% for 2004 and 2003; and a dividend yield of 0% for 2004 and 2003.

The weighted average grant date fair value per share was $0.38 and $0.08 for stock purchase rights and stock options granted for the years ending December 31, 2004 and 2003, respectively.

Note 5 - Income Taxes

As of December 31, 2004, the Company had federal net operating loss carryforwards available to reduce taxable income through 2024 of approximately $13.9 million.

Deferred tax assets and liabilities at December 31 consist of the following:

	2004	2003
Deferred tax assets:
Net operating loss carryforwards	$3,290,300	$10,193,400
Deferred income	759,800	—
Accrued liabilities	578,800	19,900
Other, net	76,000	51,500

Total deferred tax assets	4,704,900	10,264,800
Valuation allowance	(4,704,900)	(10,264,800)

Net deferred tax assets	$—	$—

A full valuation allowance has been established for the Company’s net deferred tax assets since the realization of such assets through the generation of future taxable income is uncertain.

Under the Tax Reform Act of 1986, the amounts of, and the benefit from, net operating loss carryforwards may be impaired or limited in certain circumstances. These circumstances include, but are not limited to, a cumulative stock ownership change of greater than 50%, as defined, over a three-year period. During 2004, the Company experienced stock ownership changes which could limit the utilization of its net operating loss carryforwards in future periods.

Income tax (benefit) differs from the expected statutory rate as follows:

	2004	2003
Expected income tax benefit	$(3,919,800)	$(1,319,400)
Limitation of net operating loss carryforward	9,479,700	—
Change in valuation allowance	(5,559,900)	1,319,400

Income tax expense (benefit)	$—	$—

Note 6 - Commitments

Operating Lease Obligations – The Company leases office space under a non-cancelable operating lease agreement expiring on June 30, 2005. The Company pays taxes, insurance and a percentage of the property’s operating costs. Future minimum rental payments as of December 31, 2004 under the above non-cancelable-operating leases for 2005 total approximately $76,000.

Total rental expense amounted to approximately $186,000 and $190,000 for the years ended December 31, 2004 and 2003, respectively.

Potential Litigation – In December 2004, the Company was notified by one of its competitors of an employee downloading an unauthorized copy of the competitor’s product from the competitor’s website. The Company completed an internal investigation and is unable to verify the claim. The Company does not believe that it has violated any agreement with this competitor. The Company believes it has meritorious defenses to the claims or potential claims above. The Company intends to vigorously defend against these claims or potential claims and to aggressively pursue its counterclaims.

Retirement Plan – The Company maintains a 401(k) plan, which includes Internal Revenue Code section 408(a) provisions for salary reductions. All employees are eligible to participate. Under the terms of the plan, the Company makes no matching or profit sharing contributions.

Note 7 - Subsequent Events

Company Reorganization – In February 2005, the Board of Directors of the Company approved and authorized the Agreement and Plan of Reorganization with Opsware, Inc. as described in Note 1.

Declaration of Dividend – In connection with the acquisition of the Company, the Board of Directors approved and authorized in February 2005 the declaration of a cash dividend between $0.12 to $0.18 per share for each share of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock held by the Company’s stockholders in accordance with the terms of the acquisition agreement. Total dividend paid of $5,695,702 was paid in connection with the closing of the transaction.

Termination of Investor Agreements – In connection with the acquisition of the Company, the Board of Directors approved and authorized in February 2005 the termination of certain investor agreements between the Company and certain investors in accordance with the terms of the acquisition agreement.

Termination of 401(k) Plan – In connection with the acquisition of the Company, the Board of Directors approved and authorized in February 2005 the termination of the Company’s 401(k) plan. The account balance at the termination date of each participant is determined to be one hundred percent (100%) vested.

Accelerated Vesting of Stock Options – In February 2005, the Board of Directors approved and authorized the acceleration of vesting of 1,858,781 shares from stock option and restricted stock grants for a director, two Company officers and two Company advisors effective immediately prior to closing of the transaction. Following the accelerated vesting, the option holders are entitled to fully exercise the options upon the closing of the transaction.

Exercise of Stock Options – Between January 1 and February 1, 2005, employees exercised 1,545,270 stock options with proceeds of $85,734.

Executive Bonuses - In February 2005, the Board of Directors authorized bonuses totaling $275,000 to the chief executive officer, vice president of engineering and vice president of operations for services performed in 2004. These bonuses are recorded as accrued liabilities at December 31, 2004.

Employee Bonuses – In connection with the merger agreement executed in December 2004, the Company provided retention bonuses of $1.2 million to encourage employees to assist the Company through this merger transaction. These bonuses are recorded as accrued liabilities at December 31, 2004.

Executive Severance Agreement – In connection with the merger agreement executed in December 2004, the Board of Directors approved and authorized in February 2005, a severance payment, representing six months of compensation and medical benefits to the chief executive officer of approximately $100,000 to be paid in a lump sum following the close of the transaction. The severance liability is included in accrued liabilities at December 31, 2004.